                                                                    EXHIBIT 10.3

                              AMENDED AND RESTATED

                     COMMON R&D AND PARTICIPATION AGREEMENT

This AMENDED AND RESTATED COMMON R&D AND PARTICIPATION AGREEMENT, dated as of September 10, 2004, is made and entered into by and between Toshiba Corporation, a Japanese corporation with a principal place of business at 1-1, Shibaura 1-chome, Minato-ku, Tokyo 105-8001, Japan (hereinafter "Toshiba"), and SanDisk Corporation, a Delaware corporation, with a principal place of business at 140 Caspian Court, Sunnyvale, CA 94089, U. S. A. (hereinafter "SanDisk" and collectively with Toshiba, the "Parties").

WHEREAS, Toshiba and SanDisk Corporation entered into a Common R&D and Participation Agreement, dated as of May 9, 2000, which was amended as of April 10, 2002 and which has been modified by correspondence between SanDisk Corporation and Toshiba (collectively, the "Prior Agreement"); and

WHEREAS, Toshiba and SanDisk desire to amend the Prior Agreement with the effect of superceding the Prior Agreement from and after the date of this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1. DEFINITIONS

            1.1   "Contract Technology" shall mean [***].

            1.2 "AMC" shall mean the Advanced Microelectronics Center, Toshiba's development engineering facility located in Yokohama, Japan.

            1.3 "Assignees" shall mean SanDisk's engineers from the technology areas of process/device/design, assigned to participate in the Development Work (as defined in Section 2.1 to be performed at AMC or other Toshiba facilities to be mutually agreed upon by the parties hereto.

            1.4   "Effective Date" shall mean September 10, 2004.

            1.5 "Solely Developed Patents" shall mean patents, utility models (excluding design patents) and any applications therefor which arise out of the inventions made solely by the employees of either Party during the performance of the Development Work hereunder.

            1.6 "Jointly Developed Patents" shall mean patents, utility models (excluding design patents) and any applications therefor which arise out of the inventions jointly made by the employees of Toshiba and SanDisk during the performance of Development Work hereunder.

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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            1.7   "Agreement" shall mean this Amended and Restated Common R&D and Participation Agreement together with any Exhibits, Schedules, Appendices and Attachments hereto including Appendix A to the Master Agreement, which is incorporated herein by this reference.

            1.8 "Master Agreement" shall mean that certain Flash Partners Master Agreement, dated as of the date hereof, by and among Toshiba, SanDisk and SanDisk International.

            1.9 "Residuals" shall mean that technical information which may be retained in the memories of Assignees who have had rightful access to Toshiba's proprietary information and Contract Technology.

            1.10  "Common R&D Effective Date" shall mean May 9, 2000.

ARTICLE 2. DEVELOPMENT COLLABORATION

            2.1 SanDisk will send, and Toshiba will receive, such number of Assignees as are mutually agreed upon, at AMC or other Toshiba facilities during the term of this Agreement in order for SanDisk to participate in the development work of the Contract Technology as set forth in Exhibit B (the "Development Work"), which may be modified by Toshiba and SanDisk from time to time, and in accordance with the direction of Toshiba; provided that such modification to the Development Work shall not materially affect SanDisk's permitted access to the Contract Technology. For avoidance of doubt, it is agreed by the parties that SanDisk shall not have any right to have access to, and its Assignees shall not have access to, any technical information or data which are not relevant or necessary to perform the Development Work or any technical information or data for which access by Assignees is prohibited by any binding contract of Toshiba and any third party, and that no right or license is granted to SanDisk with respect to said technical information or data. The project managers of SanDisk and Toshiba shall periodically discuss, determine and monitor the details of the Development Work; provided that in case of any dispute between the respective project managers, the manager of Toshiba may determine such details, taking into consideration the reasonable input made by SanDisk. In order to perform the Development Work, Toshiba shall(at its sole expense) provide the Assignees with sufficient office equipment, including personal computers and telephones.

            2.2 SanDisk shall ensure that its Assignees comply with the safety, security and all other applicable practices, regulations of Toshiba and specific instructions or directions to be made by Toshiba while such Assignees are in Toshiba's facilities. Except as provided in the Master Agreement, SanDisk agrees to be responsible for all salaries, benefits, expense reimbursements and other payments to its Assignees and workers insurance for Assignees and shall indemnify and hold Toshiba harmless from any claims against Toshiba arising out of any injury to any Assignee.

            2.3 Except as provided in the Master Agreement, SanDisk shall be responsible for the living, traveling and all other out-of-pocket expenses for its Assignees.

            2.4   The amendment and restatement in Section 5 is conditioned upon
(a) Flash Partners' 300 millimeter production beginning [***] and (b) Toshiba considering in good faith SanDisk's requests (i) to provide SanDisk with the opportunity to manage the Common R&D expenditure base (project selection, team development, etc.) (ii) to have SanDisk actively participate in the entire Development Work and (iii) to ensure to the maximum extent practicable the cooperation between SanDisk and Toshiba's engineering, development and technology teams (e.g. open communication, joint planning of experiments, timely sharing of wafers (for first hand analysis by SanDisk) and Toshiba's results of wafer testing), it being understood that the final determination regarding such requests is to be made by Toshiba. SanDisk shall take appropriate action to preserve the confidentiality of (and restrict the distribution within SanDisk of) the information learned in the course of Development Work or any activities contemplated hereunder.

            2.5   [***].

ARTICLE 3. OWNERSHIP

            3.1 All technical information provided by any Party in the course of the development of the Contract Technology shall remain the exclusive property of said Party; provided that, Toshiba shall have a non-exclusive, worldwide and royalty-free license to use, reproduce and otherwise dispose of such technical information for any purpose.

            3.2 All technical information, inventions and intellectual property rights resulting therefrom (but specifically exclude patents) made or generated by Toshiba and/or Assignees in the course of the Development Work shall be the exclusive property of Toshiba; provided that, SanDisk shall have the right and license set forth in Section 4.

            3.3 Any Solely Developed Patent of Toshiba shall be and remain the exclusive property of Toshiba, subject to the licenses granted to SanDisk in accordance with Section 4.1.

            3.4 Any Solely Developed Patent of SanDisk shall be and remain the exclusive property of SanDisk, subject to the licenses granted to Toshiba in accordance with Section 4.3.

            3.5 Any right, title and interest in, to and under Jointly Developed Patents shall be jointly owned by Toshiba and SanDisk. Each Party shall be free to use such Jointly Developed Patents for any purpose and shall have the right to grant non-exclusive licenses to any third party without the consent of the other Party and shall have no duty to account to the other Party for any revenue therefrom. Both parties shall promptly agree on which of them shall file and prosecute the first patent application and which countries' corresponding applications shall be filed and by whom. All expenses incurred in obtaining and maintaining such patents shall be equally shared by the parties; provided that if one Party elects not to seek or maintain such patents in any particular country or not to share equally in the expense thereof, the other Party shall have the right to seek or maintain such patents in said country at its own expense and shall have full control over the prosecution and maintenance thereof even though title to any patent issuing thereon shall be joint. The Party electing not seek or maintain such patents shall give the

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SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT
HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

other Party any necessary assistance required for the preparation and prosecution of such patents filed or maintained by the other Party.

            3.6 It is understood by the parties that either Party may perform development of any products or process independently of the development of the Contract Technology hereunder. This Agreement is not intended to limit such independent development involving technology or information of a similar nature to the Contract Technology.

ARTICLE 4. LICENSE

            4.1 Toshiba grants to SanDisk a non-exclusive, non-transferable, worldwide and royalty-free license, without the right to sublicense, under its Solely Developed Patents to develop, have developed, make, have made, use, sell, modify and otherwise dispose of any semiconductor products.

            4.2 Subject to SanDisk's confidentiality obligations under Section 8 and the provisions of Sections 3, 6, 7 and 10, SanDisk shall be free to use, improve or modify without additional compensation to Toshiba the Residuals, including the use, improvement or modification of such Residuals in the development and manufacture of SanDisk's products; provided that this Section, by itself, shall not be deemed to grant to SanDisk any rights or licenses under any patents of Toshiba nor shall this Section operate to waive SanDisk's confidentiality obligations under Section 8. In no event shall such Assignee or SanDisk publish or disseminate said Residuals to any third party.

            4.3 SanDisk grants to Toshiba a non-exclusive, non-transferable, worldwide and royalty-free license, without the right to sublicense, under its Solely Developed Patents to develop, have develop, make, have made, use, sell, modify and otherwise dispose of any semiconductor products.

            4.4 Toshiba shall prepare and transfer to the Yokkaichi Facility (as defined in Appendix A) documentation for NAND process concerning the Contract Technology for production at the Yokkaichi Facility; provided, however, that SanDisk may have access to such documentation at such facilities but shall have no right to disclose or transfer it to any third party.

ARTICLE 5. COMMON R&D EXPENDITURE

            5.1 Unless otherwise mutually agreed upon by the Parties, no Common R&D for non-NAND Flash Memory technology shall be performed at the Y3 Facility. Provided Toshiba continues to develop and advance NAND Flash Memory technology for the benefit of both parties pursuant to the FVC Japan Operative Documents, the Flash Partners Operative Documents and the other Joint Operative Documents, SanDisk hereby agrees to share Toshiba's Common R&D expenditures and shall pay to Toshiba its portion of such Common R&D expenditures in accordance with this Section 5.1:

                  (a) From the second quarter of calendar year 2000 through and including March 31, 2002:

                  SanDisk will share in Toshiba's Common R&D expenditures as set forth in Table A below, and SanDisk shall pay Toshiba for such Common R&D expenditures in the amounts and on or prior to the dates provided in Table B as follows:

                                    Table A
                  SanDisk's Allocation of Common R&D Expenses

           2000                               2001                     2002
----------------------------------------------------------------------------
  2Q        3Q        4Q        1Q        2Q        3Q        4Q        1Q
----------------------------------------------------------------------------
                   (amounts incurred in millions of Yen)
[***]      [***]     [***]     [***]     [***]     [***]     [***]     [***]
----------------------------------------------------------------------------

                                  Table B
                 Payment by SanDisk for Common R&D Expenses

                      2002                                    Total
-------------------------------------------------------------------
June 30           September 30         December 31
-------------------------------------------------------------------
                (amounts payable in millions of Yen)
 [***]                [***]               [***]               [***]
-------------------------------------------------------------------

                  Notwithstanding the foregoing, in the event of the termination of this Agreement (i) on or before March 31, 2002, SanDisk shall be obligated immediately to pay its share of the allocated Common R&D expenses accrued through the date of such termination (pro-rated in the event such termination occurs prior to the end of a quarter) as set forth in Table A, (ii) after March 31, 2002 but prior to December 31, 2002, SanDisk's shall be obligated immediately to pay any unpaid amount set forth in Table B.

                  The parties acknowledge that after March 31, 2002, it will be difficult to predetermine Toshiba's total Common R&D expenditures and a fixed allocation of Common R&D expenditures for SanDisk. Therefore, after March 31, 2002, the payment by SanDisk to Toshiba for Common R&D expenditures will be based on a percentage of SanDisk's Net Sales of NAND Flash Memory Products (as hereinafter defined), and calculated and paid as follows:

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SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT
HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                  (b)   After March 31, 2002 and within thirty (30) days of the
end of each calendar quarter based on SanDisk's Net Sales of NAND Flash Memory Products for the quarter just ended as follows:

                        (i) [***] of the first US $100 million for the quarter reported;

                        (ii) [***] of the next US $100 million for the quarter reported; and

                        (iii) [***] of SanDisk's Net Sales of NAND Flash memory Products in excess of US $200 million per quarter.

                  (c) For purposes of this Section 5.1, "Net Sales of NAND Flash Memory Products" shall mean [***]; provided, however, that:

                        (i) from January 1, 2003 until December 31, 2005, the amount calculated pursuant to Section 5.1(b) shall not exceed [***] per quarter;

                        (ii) from January 1, 2006 to December 31, 2006, the amount calculated pursuant to Section 5.1(b) shall not exceed [***] per quarter;

                        (iii) from January 1, 2007 to December 31, 2007, the amount calculated pursuant to Section 5.1(b) shall not exceed [***] per quarter; and

                        (iv) from January 1, 2008 to December 31, 2008, the amount calculated pursuant to Section 5.1(b) shall not exceed [***] per quarter;

                  (d) Notwithstanding Section 5.1(b) and subject to Section 5.1(e), SanDisk's quarterly contribution for Common R&D pursuant to Sections 5.1(a) and 5.1(b) shall not exceed the sum of (i) [***] of the total Common R&D annual expenditure of the Semiconductor Company of Toshiba, as notified to SanDisk by Toshiba at the beginning of each of Toshiba fiscal year ("Total R&D Budget") for the first [***] of the Total R&D Budget and (ii) [***] of the portion of such Total R&D Budget in excess of [***].

                  (e) In the event that any Common R&D activities have been done [***] pursuant to Section 6.6(a)(i) of the FP Master Agreement, SanDisk shall bear any and all charges incurred by Flash Partners from such Common R&D activities [***] at the ratio of [***], and SanDisk's total contribution for Common R&D charges pursuant to (b), (c), and (d) of this Section 5.1 shall be reduced by such SanDisk Y3 Common R&D Charges; in the event such SanDisk Y3 Common R&D Charges exceed in any given quarter the amount for such quarter set forth in paragraphs (b), (c) and (d) of this Section 5.1, unless otherwise agreed upon by the Parties, [***] of SanDisk Y3 Common R&D Charges shall be borne directly by SanDisk and no payment by SanDisk to Toshiba for any such Common R&D expenditures shall be made for that given quarter pursuant to (b),
(c) or (d) of this Section 5.1, provided, however, that, to the extent of any such excess amount that has been incurred from Common R&D activities [***] performed without consent of SanDisk, [***] of the applicable portion of such amount shall be borne by Toshiba.

[***] INDICATES THAT CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  (f) The amount of the Total R&D Budget shall be subject to verification if requested by SanDisk by disclosing internal Toshiba documents to an independent certified public accountant appointed by SanDisk which shall verify the stated amount of the Total R&D Budget, by written certification to SanDisk by the appropriate officer of the Semiconductor Company of Toshiba. Such verification shall be conducted, at SanDisk's cost and expense, during normal business hours of Toshiba and not more frequently than annually.

                  (g) Within 45 days of the start of each of its fiscal years, Toshiba shall provide SanDisk with a 1-2 day detailed presentation of Toshiba's process development activity at AMC and other Toshiba facilities for the previous calendar year and forecasted activity for the new fiscal year as such activity relates to or affects NAND Flash Memory. Any expenses incurred for such presentation shall be borne by the Party incurring such expenses.

            5.2 Payments made pursuant to this Agreement shall constitute SanDisk's sole financial obligation with respect to any and all Common R&D charges from (or through) any Toshiba source.

            5.3 Payments of the fees provided for in Section 5.1 (other than Section 5.1(a) and 5.1(b)), which payments shall be made on or before the dates specified therein) shall be made by SanDisk within sixty (60) days after receiving the invoice to be issued by Toshiba at the end of each applicable calendar quarter. For the purpose of Toshiba's issuance of such invoices, SanDisk shall submit to Toshiba, within 30 days following the end of each quarter after April 1, 2002, a written report stating the quantity and Net Sales of NAND Flash Memory Products sold or otherwise disposed of by SanDisk during the applicable quarter.

            5.4 All payments under Section 5.1 shall be made in Japanese yen by wire transfer of immediately available funds to the following account or such other account as may be designated by Toshiba to SanDisk in writing:

      [***]

      Where the provisions of this Agreement require the conversion of an amount initially computed in another currency into Japanese Yen, the Japanese Yen amount payable shall be calculated using the New York foreign exchange mid range rates (Currency per US Dollars) published in The Wall Street Journal, Western Edition, on the last day such journal is published in the calendar quarter immediately preceding the date of payment.

            5.5 All payments provided for in Section 5.1 shall be made without deduction of taxes; provided, however, that in the event any withholding income tax is imposed by U.S. tax authorities on any amount payable to Toshiba hereunder, SanDisk may withhold such income tax from such amount to the extent that Toshiba may obtain a tax credit against its Japanese income tax. SanDisk shall without undue delay obtain and send to Toshiba tax certificates evidencing the tax amount withheld and paid to U.S. tax authorities.

            5.6 In the event any compensation payable to Toshiba by SanDisk under this Agreement becomes overdue other than as a result of any action or inaction on the part of

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

Toshiba, Toshiba shall be entitled to request SanDisk to pay interest at twelve percent (12%) per annum until such compensation is paid.

            5.7 Toshiba shall have the right, at its sole cost and expense, to have an independent certified public accountant conduct during normal business hours and not more frequently than annually, an audit of the appropriate records of SanDisk to verify the number of units of Toshiba Foundry NAND Flash Memory Products, FVC Japan NAND Flash Memory Products and Y3 NAND Flash Memory Products sold or otherwise disposed of by SanDisk and SanDisk's calculation of the fees and Net Sales pursuant to Section 5.1.

ARTICLE 6. WARRANTY

            6.1 Each Party provides to the other Party its technical information on an "as-is" basis only, and does not make any warranty or representation with respect to such technical information for any purpose.

            6.2   Nothing contained in this Agreement shall be construed as:

                  (a) a warranty or representation that the manufacture, use, sale or other disposal of semiconductor products by the other Party using any technical information received under this Agreement will be free from infringement of patents or any other intellectual property rights of any third Party;

                  (b) conferring the other Party any right to use in advertising, publicity or otherwise any trademark, trade name or names, or any contraction, abbreviation or simulations thereof of either Party;

                  (c) conferring the other Party, by implication, estoppel or otherwise, any license or other right, except for the licenses and rights expressly granted hereunder; and

                  (d) an obligation to furnish any technical information or know-how except as otherwise specifically provided herein.

ARTICLE 7. LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGE OF ANY KIND, (INCLUDING LOSS OF PROFIT OR DATA) WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH LOSS.

ARTICLE 8. CONFIDENTIALITY

            8.1 As used in this Agreement, the term "Confidential Information" shall mean any information disclosed by Toshiba to SanDisk pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by Toshiba to SanDisk pursuant to this Agreement, provided that such information is designated in a manner to indicate its confidential nature at the time of disclosure and reduced to a written summary by Toshiba within thirty (30) days after its oral disclosure. For avoidance of doubt, all information observed by or disclosed to Assignees at Toshiba's facilities shall be treated as Toshiba Confidential Information.

            8.2 During the [***] period following receipt of such information, the receiving Party shall keep any Confidential Information, including the technical information SanDisk has access to at AMC during the course of the development of the Contract Technology hereunder, in strict confidence, and shall not disclose such Confidential Information to any third party without prior written consent of the disclosing Party. The receiving Party shall maintain the Confidential Information with at least the same degree of care that the receiving Party uses to protect its own strictly confidential information, but no less care than is reasonable under the circumstances. Further, the receiving Party shall not use the Confidential Information for any purposes other than for the development of the Contract Technology hereunder, except as otherwise provided herein.

            8.3 Neither Party shall disclose the terms and conditions of this Agreement to any third party other than in compliance with any government regulation, without prior written consent of the other Party.

            8.4   The confidentiality obligation set forth in Sections 8.2 and
8.3 above shall not apply to any information which:

      (a) is already known to the receiving Party at the time of disclosure;

      (b) is or becomes publicly through no fault of the receiving Party;

      (c) is rightfully received by the receiving Party from a third party without any restriction on disclosure;

      (d) is independently developed by the receiving Party;

      (e) is disclosed with the prior written consent of the disclosing Party hereunder; or

      (f) is disclosed pursuant to applicable laws, regulations or court order; provided, that the receiving Party shall give the disclosing Party prompt notice of such request so that the disclosing Party has an opportunity to defend, limit or protect such disclosure.

            8.5 Each Party understands that disclosure or dissemination of the other Party's Confidential Information not expressly authorized hereunder would cause irreparable

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

injury to such other Party, for which monetary damages would not be an adequate remedy and said other Party shall be entitled to equitable relief in addition to any remedies the other Party may have hereunder or at law. In the event SanDisk is to enter into any joint development work with any third party, SanDisk warrants that Toshiba Confidential Information provided to SanDisk in connection with the development of the Contract Technology shall neither be used for such joint development work nor be disclosed to any third party unless expressly otherwise provided hereunder.

ARTICLE 9. TERM AND TERMINATION

            9.1 This Agreement shall become effective on the Common R&D Effective Date and continue in full force and effect until the later of the termination of the FVC Japan Master Agreement or the Master Agreement, unless earlier terminated as hereinafter provided. The term of this Agreement may be extended by mutual agreement of both parties. This Agreement shall automatically terminate upon termination of the FVC Japan Master Agreement or the Master Agreement, whichever is later.

            9.2 If either Party fails to perform or breaches any of its material obligations under this Agreement, then, upon sixty (60) days written notice specifying such failure or breach, the non-defaulting Party shall have the right to terminate this Agreement forthwith, unless the failure or breach specified in the notice has been cured during the sixty (60) day period. Termination of this Agreement pursuant to this Section 9.2 shall not relieve the breaching Party from any liability arising from any breach of this Agreement and such termination shall be without prejudice to any other rights and remedies of the non-breaching Party provided at law or in equity, in addition to the rights and remedies set forth in this Agreement.

            9.3 Either Party shall have the right to terminate this Agreement by giving written notice to the other Party upon the occurrence of any of the following events:

                  (a) the filing by the other Party of a voluntary petition in bankruptcy or insolvency;

                  (b) any adjudication that such other Party is bankrupt or insolvent;

                  (c) the filing by such other Party of any legal action or document seeking reorganization, readjustment or arrangement of its business under any law relating to bankruptcy or insolvency;

                  (d) the appointment of a receiver for all or substantially all of the property of such other Party; or

                  (e) the making by such other Party of any assignment of whole or substantial assets for the benefit of creditors.

      This Agreement shall terminate on the thirtieth (30th) day after such notice of termination is given.

            9.4 The provisions of Sections 3, 6, 7, 8, 9 and 10 and Appendix A shall survive any termination or expiration of this Agreement. The provision of
Section 4 shall survive the expiration of this Agreement; provided that SanDisk has paid to Toshiba the total amount of fees required to be paid in Section 5.

ARTICLE 10. GENERAL PROVISIONS

            10.1 Neither Party is required to disclose any information of which disclosure is prohibited by laws of the country of such Party.

            10.2 Neither Party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct product thereof to any destination prohibited or restricted by the export control regulations of Japan and the United States, including the U.S. Export Administration Regulations, without the prior authorization from the appropriate governmental authorities. SanDisk hereby certifies that SanDisk will not use technical information supplied by Toshiba hereunder for any purpose to develop or manufacture nuclear, chemical, biological weapons or missiles (hereafter "weapons of mass destruction"). SanDisk further certifies that it will not sell any products manufactured using Toshiba's technical information to any Party if it knows that the end-user of the products will use them for the development and/or manufacture of the weapons of mass destruction.

            10.3 The rules of construction and documentary conventions set forth in Appendix A to the Master Agreement shall apply to, and are hereby incorporated in, this Agreement.

                       [Rest of Page Intentionally Blank]


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

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, as of the date first written above, by their duly authorized officers or representatives.

Toshiba Corporation                     SanDisk Corporation

By: /s/ Masashi Muromachi               By: /s/ Eli Harari
   --------------------------------        -------------------------------------

Name:  Masashi Muromachi                Name:  Eli Harari

Title: President and CEO                Title: President and CEO
       Semiconductor Company
       Corporate Vice President

                                    EXHIBIT A

                              (Contract Technology)

[***]

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                                       13

                                    EXHIBIT B

                   (Development Work for Contract Technology)

[***]

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SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2. CONFIDENTIAL TREATMENT
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                                       14